SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:



[ ]     Preliminary Proxy Statement
[ ]     Definitive Proxy Statement
[X]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only

        (as permitted by Rule 14a-6(e)(2))


                      TRAVEL SERVICES INTERNATIONAL, INC.
                (Name of Registrant as Specified in Its Charter)

                                      N/A

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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                       TRAVEL SERVICES INTERNATIONAL, INC.

                  CORRECTION TO NOTICE AND PROXY STATEMENT FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 28, 1998

To the Stockholders of Travel Services International, Inc.:

         You recently received a copy of the Notice and Proxy Statement, dated July 6, 1998, of Travel Services International, Inc. (the "Company") regarding the Annual Meeting of Stockholders to be held on July 28, 1998 (the "Annual Meeting"). In connection with the preparation and printing of the Notice and Proxy Statement, a scrivener's error was made in proposal (1) on the Notice and on proposal (1) on page 2 of the Proxy Statement as to the number of directors proposed to be elected to the Company's Board of Directors at the Annual Meeting.

         THE ACTUAL NUMBER OF DIRECTORS PROPOSED TO BE ELECTED AT THE ANNUAL MEETING IS THREE (NOT TWO, AS INDICATED IN THE NOTICE AND ON PAGE 2 OF THE PROXY STATEMENT). PAGE 5 OF THE PROXY STATEMENT, AND THE PROXY CARD, CORRECTLY IDENTIFIES THE THREE DIRECTOR NOMINEES PROPOSED FOR ELECTION: ELAN J. BLUTINGER,
D. FRASER BULLOCK AND TOMMASO ZANZOTTO. ACCORDINGLY, A VOTE FOR PROPOSAL (1) WILL CONSTITUTE A VOTE FOR THE ELECTION OF ALL THREE DIRECTOR NOMINEES, UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON YOUR PROXY CARD.

         All other information in the Notice and the Proxy Statement remains unchanged. Please sign, date and return your proxy card as promptly as possible.

                                          By Order of the Board of Directors,

                                          SUZANNE B. BELL

                                          Secretary

Delray Beach, Florida
July 8, 1998